Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of AlphaSmart, Inc. for the period ended March 31, 2005, I, James M. Walker, Chief Financial Officer, Chief Operating Officer and Secretary of AlphaSmart, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-Q for the period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of AlphaSmart, Inc. for the periods presented therein.

Date: May 13, 2005	By:	/s/ James M. Walker
James M. Walker
Chief Financial Officer, Chief Operating Officer and Secretary
(Principal Financial and Accounting Officer)